UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[  ]  Definitive Consent Statement
[X]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRITICARE SYSTEMS, INC.
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(Name of Registrant as Specified in Its Charter)

BLUELINE PARTNERS, L.L.C. ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BlueLine Reiterates Need for Change at Criticare; Urges Stockholders to Vote their Shares

DANVILLE, Calif., Oct 18 /PRNewswire-FirstCall/ – BlueLine Partners today commented on recent developments around the stockholder consent solicitation for Criticare Systems, Inc. (AMEX: CMD).

BlueLine initiated its efforts in August 2006 after Criticare disclosed disappointing results for the quarter ended June 30, 2006. Revenues for the quarter were down more than 10% from the prior year quarter, it was the second straight quarter with a sequential revenue decline and the fourth consecutive quarter where the company missed analyst guidance. Criticare’s stock lost 47% of its value in little more than two months, falling from $5.11 in May to as low as $2.71 in August.

With management continuing to resist reforms and declaring the company’s disappointing performance a great success, BlueLine decided to pursue a stockholder referendum utilizing rights expressly provided by Delaware law and Criticare’s bylaws. Under the proposals, if a majority of Criticare’s stockholders agreed with BlueLine that change was necessary, Criticare’s board would be re-formed. If a majority disagreed, nothing would change. The market’s reaction was swift with Criticare’s stock rising 36% to $3.80 the day following BlueLine’s announcement of its intentions. Investor interest has remained strong with the stock price holding above that level and the holders of more than 60% of Criticare shares contacting BlueLine to discuss the consent solicitation.

In response, Criticare’s management has launched an aggressive campaign against BlueLine’s proposals. This has included efforts to frustrate stockholder voting and actions obviously contrary to stockholder interests, including:

o	repeated false statements concerning BlueLine's actions and motivations
o	refusal to timely deliver the company’s stockholder list with the result of forcing stockholders to take special burdensome steps to vote their shares
o	filing of a competitive proxy statement that has no purpose other than to confuse the vote should BlueLine’s proposals receive majority support
o	abruptly cutting off stockholder questions during the latest earnings conference call
o	amending executive employment agreements to provide substantial cash incentives for management to quit the company if BlueLine's proposals are approved
o	involving a proxy advisor whose “independent” report goes no further than to repeat management’s prior statements, was arrived at without a single call to BlueLine, overlooks the items on this bullet list and the purpose of which is not to change stockholder opinions but to create additional hurdles for institutional investors in voting their shares
o	spending hundreds of thousands of dollars on lawyers and proxy solicitors with the effect of significantly negatively impacting financial results for fiscal 2007

None of these actions was necessary if BlueLine’s proposals lacked majority support. Accordingly, management’s actions demonstrate its awareness of very significant stockholder dissatisfaction – a situation that its recent actions are exacerbating.

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        “The stockholders calling us are voicing increasing irritation over management’s actions and the failure of the board of directors to do anything to protect stockholder interests,” said Scott Shuda, a director at BlueLine. “Many of these stockholders have advised that if management succeeds in frustrating the current vote, BlueLine’s next effort should stop trying to find common ground and seek instead to remove the entire board of directors,” Shuda continued.

BlueLine recently delivered a letter to Criticare’s board of directors detailing 14 areas where the company’s operations or activities require reform and how BlueLine believes a new board of directors would take action to address these problems. This letter, the consent solicitation statement and voting instructions may be viewed at BlueLine’s website at www.bluelinepartners.com/criticare. Stockholders who hold their shares through a broker or other nominee (i.e., in “street name”) and wish to vote for BlueLine’s proposals will need to forward the consent to their broker with instructions that their shares be voted in favor of BlueLine’s proposals. Anyone requiring assistance should contact Scott Shuda of BlueLine at 925-648-2085.

Additional Information and Where to Find It

BlueLine has filed a consent solicitation statement and other relevant materials with the Securities and Exchange Commission (“SEC”). Before making any voting decision with respect to the proposed solicitation, Criticare stockholders are urged to read the consent solicitation statement and other relevant materials because they contain important information about the proposed solicitation. The consent solicitation statement and other relevant materials, and any other documents filed by BlueLine with the SEC, may be obtained at the SEC’s website at www.sec.gov. In addition, copies of the consent statement are available at BlueLine’s website or by mail at 4115 Blackhawk Plaza Circle, Danville, CA 94506, telephone: 925-648-2085. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Persons in the Solicitation

BlueLine and its directors may be deemed to be participants in the solicitation of consents from Criticare stockholders in favor of the proposed consent solicitation. William M. Moore, a director of BlueLine, has interests in the transaction that may differ from the interests of Criticare stockholders generally, inasmuch as he will be elected to the Criticare board of directors if the consent solicitation is successful. These interests are described in the consent solicitation statement.

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